UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2010
Graymark Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-34171	20-0180812

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Park Avenue, Suite 1350 Oklahoma City, Oklahoma	73102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 601-5300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously disclosed, on September 1, 2010, we at Graymark Healthcare, Inc. (“we,” “the company,” or “Graymark”) and our subsidiary, ApothecaryRx, LLC (“ARX”), executed an Asset Purchase Agreement (“Agreement”) with Walgreen Co. (“Walgreens” or “Buyer”) providing for the sale of substantially all the assets of ARX to Buyer.
Subsequent to the execution of the Agreement, we believe that certain employees of our pharmacy located in Sterling, Colorado and their affiliates were violating certain of our corporate policies and other agreements which we have with them. We informed Walgreens of these events and, on October 8, 2010, ApothecaryRx commenced litigation against certain of these employees and their affiliates. To address concerns of potential indemnification claims under the Agreement in connection with these events, on October 29, 2010, we entered into an amendment to the Agreement with Walgreens (the “Amendment”). As described in Item 5.07, our shareholders approved the Amendment and re-confirmed their prior approval of the sale of assets to Buyer.
Under the Amendment, up to $1,000,000 of the agreed-upon escrow fund of $2,000,000 is subject to partial or full recovery by Walgreens if the average daily prescription sales at the Walgreens pharmacy located in Sterling, Colorado over the six-month period following the sale of our retail pharmacy in Sterling, Colorado to Walgreens pursuant to the Agreement does not increase by a certain percentage. In addition, if an agreement, on certain terms required by Walgreens, relating to the sale of the long-term care pharmacy business at our Sterling, Colorado pharmacy is not completed prior to the closing of the sale of that pharmacy to Walgreens, an additional $1,500,000 will be deposited into a separate escrow fund, which is subject to recovery by Walgreens to the extent that certain of our former employees of our pharmacy located in Sterling, Colorado and their affiliates compete in the retail pharmacy business during the 18-month period following the closing of the sale of that pharmacy to Walgreens.
A copy of the Amendment is filed herewith as Exhibit 10.1, and is incorporated herein by reference. The foregoing summary of the Amendment is qualified in its entirety by reference to the form of Amendment filed herewith.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On October 27, 2010, shareholders owning approximately 56.6% of the issued and outstanding common stock of Graymark Healthcare, Inc., executed, and delivered to the Company, a written consent approving the Amendment and re-confirming their prior approval of substantially all of the assets of ApothecaryRx, LLC. The description of the Amendment contained in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Asset Purchase Agreement dated October 29, 2010 among Walgreen Co., ApothecaryRx, LLC, and, to certain sections only, Graymark Healthcare, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	GRAYMARK HEALTHCARE, INC.

Date: October 29, 2010	By:	/s/ Stanton Nelson
Stanton Nelson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	First Amendment to Asset Purchase Agreement dated October 29, 2010 among Walgreen Co., ApothecaryRx, LLC, and, to certain sections only, Graymark Healthcare, Inc.